Carriage Services Announces Executive Team Appointments and Promotions

HOUSTON, June 2, 2021 (GLOBE NEWSWIRE) -- Carriage Services, Inc. (NYSE: CSV) (“Carriage Services” or the “Company”). Mel Payne, Chairman and CEO, issued the following statement:

“I am very honored and excited to announce in the same week as Carriage’s Thirtieth Year Anniversary on June 1st that we have formed a new four member Strategic Vision and Principles Group of our eight member Executive Team, comprised of myself as Chairman, Ben Brink, Steve Metzger and Carlos Quezada. This core group of three proven Executive Leaders as part of our new Strategic Vision and Principles Group constitutes the first step toward a long term Chairman and CEO Succession Plan and is a personal milestone achievement for me as Co-Founder of Carriage, although I have absolutely no intention of retiring, stepping back or slowing down from these duties, as evidenced by the recent seven year extension of my Employment Agreement. Patience, it turns out, is a hugely critical virtue in Succession Planning just as it has been for me in investing and building Carriage into a Being The Best High Performance Culture Company that just happens to be in the funeral and cemetery industry.
Ben, Steve and Carlos will each be promoted to Executive Vice President and assume new responsibilities and duties as follows:
Ben Brink joined Carriage in January 2009 and recently became our Principal Financial Officer in addition to his prior roles as Chief Financial Officer and Treasurer. Ben will be responsible for all Houston Support Center Teams related to Capital Structure Strategy and Execution, Investor Relations, Treasury, Accounting and Reporting, Internal Audit, Tax, and Trust Management Administration and Compliance. Ben graduated from the University of Tennessee with a B.S. in Finance and served as Cash Manager for International Paper before joining Carriage.
Ben joined Carriage in early 2009 in the midst of the 2008/2009 financial crisis and market crash, immediately after I assumed sole responsibility as Chief Investment Officer for our trust fund management on October 14, 2008. As I looked within our Company at the time for someone with high potential to grow and develop in the trust fund fixed income and equity investments area, together with the intellectual capacity to learn and explain to others the evolving highly sophisticated financial and valuation concepts related to Carriage’s three core models, Ben was a “no brainer” obvious choice. He also has played an important leadership role in the continued evolution of Carriage since 2008, and particularly the High Performance Transformation of Carriage since September 2018.
It would be an understatement to say that over the last twelve years Ben has gained the equivalent of a Harvard/Columbia MBA as my “Battle Tested and Fully Vested Foxhole Buddy” through several major transition phases of Carriage, a Badge of Honor that only a few others share thirty years after Carriage’s founding.
Steve Metzger joined Carriage in May 2018, only six months before I restructured operating and executive leadership and initiated first a performance turnaround and then a complete high performance transformation over the last two and one half years. Steve quickly proved to be not only a great legal mind whose judgment on all matters is aligned with the high performance culture nature of Carriage, but a wonderful leader whose in-house team of lawyers have become vital business partners with our operating Managing Partners, Directors of Support and Regional Partners. He and his team have been able to achieve consistent triumphant litigation outcomes across our operating portfolio of businesses, and then as “leader owners of Carriage” used the symptoms of the litigation to initiate policies and training to mitigate future risks. Amazingly, Steve and his team were able to seamlessly handle our four large transformative acquisitions at the end of 2019 completely in-house, as they do in almost all matters, a unique “First Who, Then What” differentiating characteristic for a NYSE public company.
Steve has a keen curiosity, the intellectual capacity and determination to learn, grow and develop into a broadly knowledgeable executive business leader, especially in the areas of investing, operations, acquisitions and governance. Steve’s responsibilities as Executive Vice President, General Counsel and Chief Administrative Officer will now include legal, human resources, risk management, acquisitions and divestitures and governance. Steve will collaborate closely with Shawn Phillips, Peggy Schappaugh, Carlos Quezada, Ben Brink and me on acquisition strategy and execution.
Steve received both his B.A. in Government and his Juris Doctorate from The University of Texas at Austin. Prior to Carriage, Steve served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry and prior to that spent seven years with Service Corporation International in various leadership roles within the Legal Department.
Carlos Quezada joined Carriage in June of 2020 in the midst of the Coronavirus Pandemic and has built a “Cemetery High Performance Sales Culture Organization” over this past year that is driving record preneed property sales across our portfolio, which I covered comprehensively on Pages 27-33 in Sections V and VI of my 2020 Shareholder Letter. The Cemetery High Performance Sales Culture Organization is now populated increasingly by A Players making consistent Property Sales Plays broadly throughout our cemetery portfolio. Carlos and his team have been highly energizing and inspiring to all of us because they are totally driven, ridiculously passionate and fully committed to not only high and sustainable performance success in our cemetery portfolio, but in all areas of Carriage.
Carlos is being promoted to Executive Vice President and Chief Operating Officer, responsible for all Field Operational and Sales Teams and Businesses. He will initially be on a learning journey across our portfolio of funeral homes and cemeteries, while simultaneously building the deep and meaningful relationships that will lead to trust and strong followship by our Managing Partners and Directors of Support of his proven leadership and Being The Best Vision for our company. Given the importance of digital tools and technology as accelerators of outstanding operational service and sales performance in our industry, Carlos will also assume responsibility for Information Technology Teams in our Houston Support Center.
Carlos and our three Senior Vice Presidents and Regional Partners, Paul Elliott in the West, Shawn Phillips in the Central and Chris Manceaux in the East, together with Peggy Schappaugh, Vice President and Head of the Operations and Acquisitions Analysis and Planning Group, will collaborate as Executive Team Partners to lead our Funeral and Cemetery Portfolio Performance as we continue our Good To Great II Journey in the years ahead.
Prior to joining Carriage, Carlos was a Managing Director for Service Corporation International from 2009 to 2020, where he served in leadership roles for both sales and operations. Carlos was recruited into the deathcare industry after serving almost twenty years in the hospitality industry, where in his first job in Guadalajara, Mexico he became at age eighteen notably the youngest Manager of a McDonald’s franchise at the time and a graduate with the acclaimed Golden Seal from Hamburger University in Chicago.

Carlos was recruited by Hyatt International into their Management Training Program where he spent one year learning every aspect of hotel operations as well as the foundations for the highest quality service excellence and most effective sales hospitality concepts. Carlos was with Hyatt five years but quickly graduated to outside sales to drive Hyatt room occupancy rates higher through third party travel management companies and was ultimately promoted to business development to expand the Hyatt franchise into the Latin American Region, where he was later recruited to help expand a Mexican 5 Star Boutique Hotel Group into other Latin American countries.
Carlos then spent almost nine years developing the vision, service and food concepts, strategy and operating execution of two different restaurant chains in Central America, the last almost five years as an entrepreneur building a start-up chain of full service restaurants as Chairman of the Board, Chief Executive Officer, President and an Equity Partner. He negotiated the sale of his ownership to his investors and transitioned Executive Leadership after increasing risk and security concerns for himself and his family, after which he decided to change careers, countries and languages by pursuing his personal and career goals and dreams in America.
Carlos graduated with an MBA from Universidad Francisco Marroquin in Guatemala City, Guatemala, with a Masters in Management from Tulane University Freeman School of Business in New Orleans, from the Executive Leadership Program at Harvard Business School in Boston, as a Certified Cemetery Funeral Executive from ICCFA University in Sterling, Virginia, and as a Certified Professional Coach from International Coach Federation in Lexington, Kentucky.
I have often described the noble nature of the work that our wonderful people do for their client families and communities as “High (Emotional) Value Personal Services and Sales.” With Carlos’ extensive background in the hospitality industry in both personal services and sales, together with his proven operations and sales leadership and success in our industry, including especially over this past year at Carriage, I have never been more excited about Carriage’s leaders in all areas continuing to take our Being The Best High Performance Ideas and Concepts to even higher levels of differentiating success in our industry.
Part II of my 50 page 2020 Shareholder Letter titled “A Tale of High Performance Transformation” covered the “Primary Drivers of High Performance in 2020 and Future Years” in twelve different sections listed on Page 11. The first and most important section (Pages 12-20) was titled “High Performance Culture Concept: First Who, Then What,” which explained the top-grading process throughout our organizational structure since September 2018 of getting the Right Who’s in the Right Seats on the Carriage Good To Great II Journey Bus, which was the number one reason our Company executed a year of Transformative High Performance in 2020.
We are now positioned like never before as a Free Cash Flow Value Creation Platform to step on the Capital Allocation Performance Gas and accelerate the Carriage Enterprise Bus toward its Good To Great II Journey Destination, which we are now defining for the first time as a CSV Share Price of $77.34 by December 31, 2024. The four Executive Team Members of our Strategic Vision and Principles Group, together with the other four Executive Team Members and forty-two other senior leaders of Carriage, are committed and incentivized to execute our three core models to achieve the high and sustainable operating and financial performance required to drive five year 40% compounded CSV share price returns from $14.38 on May 15, 2020 to $77.34 by the end of 2024.
I will remain highly engaged in all areas of Carriage as Chairman of our eight member Executive Team and four member Strategic Vision and Principles Group, allocating my time more intensely toward savvy and flexible Capital Allocation, Investor Relations, Trust Fund Strategy and Execution, and Acquisitions,

but always on mentoring, coaching, growing and developing our “Right Who Leaders” into their fullest potential as the future leaders of Carriage.”

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, capital allocation, debt levels, equity prices, corporate incentive compensation, compounded share price returns, acquisition activities or other financial items; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those made or suggested by the forward-looking statements contained herein include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, and other public filings and press releases, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 173 funeral homes in 26 states and 32 cemeteries in 12 states.
For more information, please contact Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

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